                                                                 Exhibit (g)(10)

AMENDMENT No. 7 to the Automatic YRT Reinsurance Agreement effective April 1, 1990, referred to as No. NA4429-90, made between IDS LIFE INSURANCE COMPANY OF NEW YORK (hereinafter referred to as "the Company") and [NAME OF REINSURANCE COMPANY] (hereinafter referred to as "the Reinsurer").

It is understood and agreed that effective August 1, 1998, Exhibit B in the above Agreement will be replaced by the attached Exhibit B (Revised August 1, 1998) in order to provide revised rates and allowances for the products reinsured.

It is also agreed that effective August 1, 1998, Waiver of Premium on all new business will no longer be reinsured.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Kevin E. Palmer             /s/  [ILLEGIBLE]

Minneapolis, this 21st day of September, 1998 and for and on behalf of [NAME OF REINSURANCE COMPANY]

[signature] [signature] Toronto, this 5th day of August, 1998.

                                                                       EXHIBIT B
                                                        (Revised August 1, 1998)

REINSURANCE PREMIUMS

1. PLANS & RIDERS

       A)    UL PLANS
             UL25
             UL100
             UL500
             VUL
             VUL350
             EUL125
             EUL100
             Other Insured riders

       B)    FIXED PREMIUM PERMANENT PLANS WL Annual Reducing Term Rider

       C)    TERM INSURANCE YRT
             YRT-7
             10 Year Renewable Term
             ART
             Mortgage Term
             ART Rider

       Note: IDS life offers a Survivor Insurance Rider (SIR) for use with UL100 and UL500 in the estate planning market. UL100 and UL500 policies written with an SIR will be excluded for the pool and reinsured only to Lincoln National.

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plans and riders are the monthly cost of insurance rates attached to this Exhibit B less the following percentage reduction:

                                YEAR 1       YEARS 2-10       YEARS 11 +

       NON-SMOKER            [percentage]     [percentage]   [percentage]

       SMOKER                [percentage]     [percentage]   [percentage]

                                                                       EXHIBIT B
                                                                          Page 2
                                                        (Revised August 1, 1998)

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year     [percentage]

             Renewal        [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year        [percentage]

             Renewal           [percentage]

5. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

6.     AGE BASIS: Nearest

7. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

8. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the 2nd policy year and later.

9.     COVERAGE: Policies issued on lives resident in the U.S.

                                                                       EXHIBIT B
                                                                          Page 3
                                                        (Revised August 1, 1998)

REINSURANCE PREMIUMS

1.     PLAN: Life Protection Plus Other Insured Rider

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plan and rider are the cost of insurance rates attached to this Exhibit B less the following percentage reductions:

                           YEAR 1          YEARS 2-10     YEARS 11 +
                       --------------    --------------  ------------
       NON-SMOKER       [percentage]      [percentage]   [percentage]

       SMOKER           [percentage]      [percentage]   [percentage]


3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year    [percentage]

             Renewal       [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year    [percentage]

             Renewal       [percentage]

                                                                       EXHIBIT B
                                                                          Page 4
                                                        (Revised August 1, 1998)

5.     REINSURANCE  PREMIUMS FOR POLICIES  CONVERTED TO THE LIFE PROTECTION PLUS
       PLAN: Any reinsurance in force with the Reinsurer on policies converted to or reissued on the above plan shall be continued with the Reinsurer. The reinsured risk amount shall be determined as described in Article V of this Agreement following the conversion or reissue. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

6. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

7.     AGE BASIS: Last

8. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

9. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the 2nd policy year and later.

10.    COVERAGE: Policies issued on lives resident in the U.S.

                                                                     [signature]

                                 MALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                               Standard                            Standard                            Standard
   Attained                      Non-       Attained                 Non-      Attained                  Non-
      Age          Standard     Smoker        Age      Standard     Smoker        Age      Standard     Smoker
----------------  ----------- ----------   ----------  --------   ----------  ----------  ----------- -----------
0                 $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                FEMALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                               Standard                            Standard                            Standard
   Attained                      Non-       Attained                 Non-       Attained                 Non-
      Age          Standard     Smoker        Age      Standard     Smoker        Age       Standard    Smoker
----------------  ----------- ----------   ----------  --------   ----------   ---------  ----------- -----------
0                  $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

AMENDMENT No. 8 to the Automatic YRT Reinsurance Agreement effective April 1, 1990, referred to as No. NA4429-90, made between IDS Life Insurance Company of New York (hereinafter referred to as "the Company") and [name of reinsurance company] (hereinafter referred to as "the Reinsurer").

It is understood and agreed that effective August 1, 1998, Article 1, paragraph 2., Automatic Coverage, and paragraph 4. (a), Exceptions to Automatic Coverage, are revised as follows in order to increase the autobind and jumbo limits:

Article 1

2. Automatic Coverage

Except as specified in Paragraph 4, whenever the Company retains its maximum limit of retention, as indicated in Schedule 1, the Company shall cede and the Reinsurer shall automatically accept such Life reinsurance as provided herein, on the same terms and for an amount not exceeding [dollar amount].

4. Exceptions to Automatic Coverage

Reinsurance shall not be ceded to the Reinsurer under this Automatic Agreement on any life if:

       (a) The amount of Life insurance in force plus the amount currently being applied for on that life in all companies exceeds [dollar amount].

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Kevin E. Palmer                                 /s/ [ILLEGIBLE]


Minneapolis, this 21st day of September, 1998 and for and on behalf of [NAME OF REINSURANCE COMPANY]

[signature]                                               [signature]
[city of reinsurance company], this 5th day of August, 1998